UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2005 Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Mill Road Chelmsford, MA 01824
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (978) 250-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

On August 1, 2005, the Registrant reported preliminary revenue and an aggregate cash, cash equivalents and investments amount for the quarter and nine months ended April 30, 2005. A copy of the press release issued by the Registrant on August 1, 2005 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein Item 2.02 and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing. The information in this Item 2.02, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01: Other Events.

In addition to the financial results referred to in Item 2.02 above, the press release issued by the Registrant on August 1, 2005 reported that the Registrant's previously announced internal investigation conducted under the direction of the Audit Committee of the board of directors and the review of the resulting accounting implications, if any, is nearing completion. The Registrant also announced that while there can be no assurance as to the final results, it expects the outcome of the investigation will not result in any material adjustment being required to be made to the Registrant's historical revenues, non-stock option related expenses or cash positions. The Registrant further reported that it is currently unable to estimate when it will be able to file its Form 10-Q for the period ended April 30, 2005, but that it intends to do so as soon as practicable. The press release announcing the aforementioned matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release of the Registrant, dated August 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Richard J. Gaynor

Richard J. Gaynor Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: August 2, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant, dated August 1, 2005.